Glacier Bancorp, Inc. Announces Results for Quarter Ended December 31, 2010

HIGHLIGHTS:

- Net earnings for the quarter of $9.6 million and net earnings of $42.3 million for 2010, an increase of 23 percent over the prior year.

- Diluted earnings per share of $0.13 for the quarter and $0.61 for 2010.

- Non-interest bearing deposits increased $45 million, or 6 percent for 2010.

- Interest bearing deposits increased $376 million, or 11 percent for 2010.

- Non-interest income increased $2.0 million, or 8 percent from prior quarter.

- Gain on sale of loans of $9.8 million, an increase of 34 percent from the prior quarter and 62 percent from the prior year fourth quarter.

- Dividend declared of $0.13 per share for the fourth quarter.

KALISPELL, Mont., Jan. 27, 2011 /PRNewswire/ --

Earnings Summary - unaudited	Three months		Twelve months
($ in thousands, except per share data)	ended December 31,		ended December 31,
	2010	2009	2010	2009

Net earnings	$9,593	9,474	$42,330	34,374
Diluted earnings per share	$0.13	0.15	$0.61	0.56
Return on average assets (annualized)	0.58%	0.62%	0.67%	0.60%
Return on average equity (annualized)	4.47%	5.43%	5.18%	4.97%

Glacier Bancorp, Inc. (Nasdaq: GBCI) reported net earnings of $9.6 million for the fourth quarter of 2010, an increase of $119 thousand, or 1 percent, from the $9.5 million for the fourth quarter of 2009.  The diluted earnings per share of $0.13 for the quarter represented a 13 percent decrease from the diluted earnings per share of $0.15 for the same quarter of 2009.  This quarter's earnings per share includes $0.02 per share from the gain on sale of investments, net of tax.  Annualized return on average assets and return on average equity for the fourth quarter were 0.58 percent and 4.47 percent, respectively, which compares with prior year returns for the fourth quarter of 0.62 percent and 5.43 percent, respectively.

Net earnings for the year ended December 31, 2010 were $42.3 million, which is an increase of $8.0 million or 23 percent, over the prior year.  Diluted earnings per share of $0.61 is an increase of 9 percent over $0.56 earned in 2009.

"Fourth quarter earnings were in line with what we anticipated; however, our performance for the year was again below what we have achieved in the past and expect to deliver in the future," said Mick Blodnick, President and Chief Executive Officer.  "Although the economy is showing some signs of improvement and asset quality looks to be stabilizing, the current rate environment will continue to challenge our net interest margin as it has the past seven quarters," Blodnick said.  "Hopefully in 2011 loan demand will improve which would really help our margin.  Until that time we will continue to deploy our excess liquidity by purchasing short duration agency mortgage-backed-securities.  Unfortunately this type of structure with its low return places further stress on our asset yield."

Assets	December 31,	September 30,	December 31,	$ Change from September 30,	$ Change from December 31,
(Unaudited - $ in thousands)	2010	2010	2009	2010	2009

Cash on hand and in banks	$ 71,465	83,684	120,731	(12,219)	(49,266)
Investments, interest bearing deposits, FHLB stock, FRB stock, and fed funds	2,494,513	1,856,989	1,596,238	637,524	898,275
Loans:
Residential real estate	709,090	787,335	797,626	(78,245)	(88,536)
Commercial	2,451,091	2,515,767	2,613,218	(64,676)	(162,127)
Consumer and other	665,321	680,858	719,401	(15,537)	(54,080)
Loans receivable, gross	3,825,502	3,983,960	4,130,245	(158,458)	(304,743)
Allowance for loan and lease losses	(137,107)	(134,257)	(142,927)	(2,850)	5,820
Loans receivable, net	3,688,395	3,849,703	3,987,318	(161,308)	(298,923)
Other assets	504,914	482,283	487,508	22,631	17,406
Total assets	$ 6,759,287	6,272,659	6,191,795	486,628	567,492

Total assets at December 31, 2010 were $6.759 billion, which is $487 million, or 8 percent greater than total assets of $6.273 billion at September 30, 2010 and $567 million, or 9 percent greater than total assets of $6.192 billion at December 31, 2009.

Investment securities, including interest bearing deposits, FHLB and FRB stock, and federal funds sold, have increased $638 million, or 34 percent, from September 30, 2010 and increased $898 million, or 56 percent, since December 31, 2009.  "This quarter we were successful in purchasing a sufficient amount of investment securities to help offset the reduction of our loan portfolio and the increased amount of amortization of our agency mortgage-backed securities portfolio," Blodnick said.  "It has been a challenge this year finding the specific investment structures we desire in any significant quantity.  Fortunately that market opened up some in the latest quarter and we took advantage of it," Blodnick said.  The Company continues to purchase investment securities as loan originations slow, such purchases predominately mortgage-backed securities issued by Freddie Mac and Fannie Mae with short weighted-average-lives.  While mitigating against extension-risk, such securities have lower yields. These security purchases allow the Company to create incremental yield without taking any long-term interest rate risk.  The Company also continues to selectively purchase tax-exempt investment securities.  Investment securities represent 37 percent of total assets at December 31, 2010 versus 26 percent of total assets at December 31, 2009.

At December 31, 2010, gross loans were $3.826 billion, a decrease of $158 million over gross loans of $3.984 billion at September 30, 2010.  Gross loans decreased $305 million, or 7 percent, over gross loans of $4.130 billion at December 31, 2009.  The largest decrease in dollars was in commercial loans which decreased $162 million, or 6 percent, from December 31, 2009.  The largest percentage decrease was in residential real estate loans which decreased $89 million, or 11 percent, from December 31, 2009.  The decrease in each loan category is due to slower loan demand within the Company's market areas.  Excluding net charge-offs of $91 million, loans transferred to other real estate of $72 million, and an increase in loans held for sale of $10 million, loans decreased $152 million, or 4 percent from December 31, 2009.

Credit Quality Summary	December 31,	September 30,	December 31,
(Unaudited - $ in thousands)	2010	2010	2009

Allowance for loan and lease losses - beginning of year	$142,927	142,927	76,739
Provision expense	84,693	57,318	124,618
Charge-offs	(93,950)	(68,868)	(60,896)
Recoveries	3,437	2,880	2,466
Allowance for loan and lease losses - end of period	$137,107	134,257	142,927

Other real estate owned	$73,485	63,440	57,320
Accruing loans 90 days or more overdue	4,531	5,335	5,537
Non-accrual loans	192,505	192,695	198,281
Total non-performing assets	$270,521	261,470	261,138

Allowance for loan and lease losses as a percentage of non-performing assets	51%	51%	55%

Non-performing assets as a percentage of subsidiary assets	3.91%	4.03%	4.13%

Allowance for loan and lease losses as a percentage of total loans	3.58%	3.37%	3.46%

Net charge-offs as a percentage of total loans	2.37%	1.66%	1.42%

Accruing loans 30-89 days overdue	$45,497	40,923	87,491

Credit Quality

At December 31, 2010, the allowance for loan and lease losses ("allowance") was $137.1 million, an increase of $2.9 million from the prior quarter and a decrease of $5.8 million from prior year end.  The allowance was 3.58 percent of total loans outstanding at December 31, 2010, with such percentage up from the 3.37 percent at September 30, 2010 and the 3.46 percent at December 31, 2009.  "Sales activity slowed down significantly in the fourth quarter which was not a big surprise given that winter is traditionally a difficult time to generate much interest in the sale of real estate lots and land development projects," Blodnick said. "We hope that as spring approaches the activity level experienced last year will improve further and provide an opportunity to again dispose of some of these troubled assets.  In the mean time, we continue to reduce our exposure to the types of loans that have caused us the most loss, mainly land lot and other construction," Blodnick said.  The allowance was 51 percent of non-performing assets at December 31, 2010, compared to 51 percent at the prior quarter and down slightly from 55 percent a year ago.  Non-performing assets as a percentage of total subsidiary assets at December 31, 2010 were at 3.91 percent, down from 4.03 percent as of prior quarter, and down from 4.13 percent at prior year end.  Early stage delinquencies (accruing 30-89 days past due) of $45.5 million at December 31, 2010 increased slightly from prior quarter's $40.9 million, but improved from prior year's $87.5 million.  Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of additional provision for loan loss expense at each subsidiary bank.

Credit Quality Trends
(Unaudited - $ in thousands)				Accruing
				Loans 30-89	Non-Performing
	Provision		ALLL	Days Overdue	Assets to
	for Loan	Net	as a Percent	as a Percent of	Total Subsidiary
	Losses	Charge-Offs	of Loans	Loans	Assets
Q4 2010	$27,375	24,525	3.58%	1.19%	3.91%
Q3 2010	19,162	26,570	3.37%	1.03%	4.03%
Q2 2010	17,246	19,181	3.51%	0.90%	4.01%
Q1 2010	20,910	20,237	3.53%	1.50%	4.19%
Q4 2009	36,713	19,116	3.46%	2.12%	4.13%
Q3 2009	47,050	19,094	3.10%	1.08%	4.10%
Q2 2009	25,140	11,543	2.36%	1.52%	3.06%
Q1 2009	15,715	8,677	2.01%	1.60%	1.97%

Allowance for Loan and Lease Losses

The current quarter provision for loan loss expense was $27.4 million, an increase of $8.2 million from the prior quarter and a decrease of $9.3 million from the fourth quarter in 2009.  Net charged-off loans for the current quarter were $24.5 million compared to $26.6 million for the prior quarter and $19.1 million for the same quarter in 2009.

During the second quarter of 2010, the Company formed a wholly owned subsidiary, GBCI Other Real Estate ("GORE") to isolate bank foreclosed properties for legal protection and administrative purposes.  During the year, foreclosed properties were transferred to the new entity from bank subsidiaries at fair market value and such properties are currently held for sale.

For additional information regarding credit quality and a breakout of the loan portfolio by regulatory classification, see the exhibits at the end of this press release.

				$ Change from	$ Change from
Liabilities	December 31,	September 30,	December 31,	September 30,	December 31,
(Unaudited - $ in thousands)	2010	2010	2009	2010	2009

Non-interest bearing deposits	$ 855,829	887,637	810,550	(31,808)	45,279
Interest bearing deposits	3,666,073	3,530,204	3,289,602	135,869	376,471
Federal Home Loan Bank advances	965,141	579,184	790,367	385,957	174,774
Federal Reserve Bank discount window	-	-	225,000	-	(225,000)
Securities sold under agreements to repurchase and other borrowed funds	269,408	254,995	226,251	14,413	43,157
Other liabilities	39,500	41,889	39,147	(2,389)	353
Subordinated debentures	125,132	125,096	124,988	36	144
Total liabilities	$ 5,921,083	5,419,005	5,505,905	502,078	415,178

As of December 31, 2010, non-interest bearing deposits of $856 million decreased $32 million, or 4 percent, since September 30, 2010 and increased $45 million, or 6 percent, since December 31, 2009.  Interest bearing deposits of $3.666 billion at December 31, 2010 include $203 million issued through the Certificate of Deposit Account Registry System ("CDARS").  Interest bearing deposits increased $136 million, or 4 percent, from September 30, 2010 and $376 million, or 11 percent from December 31, 2009.  The increase in interest bearing deposits from September 30, 2010 and December 31, 2009 includes $51 million and $226 million, respectively, from wholesale deposits, including CDARS.  The increase in non-interest bearing deposits from prior year end and the increase in interest bearing deposits from the prior quarter and prior year end was driven by a greater number of personal and business customers, as well as existing customers retaining cash deposits because of the uncertainty in the current interest rate environment and for liquidity purposes.  The decrease in non-interest bearing deposits from the prior quarter resulted primarily from seasonal decreases that typically occur during the fourth quarter.

Increases in deposits have reduced the Company's reliance on the amount of borrowings necessary to fund investment security growth over the prior quarter and prior year end.  Federal Home Loan Bank advances increased $386 million, or 67 percent, from September 30, 2010 and increased $175 million, or 22 percent, from December 31, 2009.  There were no Federal Reserve Bank borrowings through the Term Auction Facility ("TAF") program at December 31, 2010 or September 30, 2010 due to cessation of the TAF program by the Federal Reserve.  Repurchase agreements and other borrowed funds were $269 million at December 31, 2010, an increase of $43 million, or 19 percent, from December 31, 2009.

				$ Change from	$ Change from
Stockholders' equity - unaudited	December 31,	September 30,	December 31,	September 30,	December 31,
($ in thousands except per share data)	2010	2010	2009	2010	2009

Common equity	$ 837,676	837,212	686,238	464	151,438
Accumulated other comprehensive income (loss)	528	16,442	(348)	(15,914)	876
Total stockholders' equity	838,204	853,654	685,890	(15,450)	152,314
Goodwill and core deposit intangible, net	(157,016)	(157,774)	(160,196)	758	3,180
Tangible stockholders' equity	$ 681,188	695,880	525,694	(14,692)	155,494

Stockholders' equity to total assets	12.40%	13.61%	11.08%
Tangible stockholders' equity to total tangible assets	10.32%	11.38%	8.72%
Book value per common share	$ 11.66	11.87	11.13	(0.21)	0.53
Tangible book value per common share	$ 9.47	9.68	8.53	(0.21)	0.94
Market price per share at end of period	$ 15.11	14.59	13.72	0.52	1.39

Total stockholders' equity and book value per share decreased $15 million and $0.21 per share, respectively, from the prior quarter resulting from the decrease in accumulated other comprehensive income representing net unrealized gains or losses (net of tax) on the securities portfolio.  Total stockholders' equity and book value per share increased $152 million and $0.53 per share, respectively, from December 31, 2009, the increase largely the result of the $146 million in net proceeds from the Company's March equity offering of 10.291 million shares.  Tangible stockholders' equity has increased $155 million, or 30 percent, since December 31, 2009 with tangible stockholders' equity to tangible assets at 10.32 percent and 8.72 percent as of December 31, 2010 and December 31, 2009, respectively.

Cash Dividend

On December 29, 2010, the board of directors declared a cash dividend of $0.13 per share, payable January 20, 2011 to shareholders of record on January 11, 2011.  Future cash dividends will depend on a variety of factors, including net income, capital, asset quality and general economic conditions.

Operating Results for Three Months Ended December 31, 2010 Compared to September 30, 2010 and December 31, 2009
Revenue summary
(Unaudited - $ in thousands)	Three months ended
	December 31,	September 30,	December 31,
	2010	2010	2009
Net interest income
Interest income	$ 69,083	72,103	78,112
Interest expense	12,420	13,581	14,273
Total net interest income	56,663	58,522	63,839

Non-interest income
Service charges, loan fees, and other fees	12,178	13,222	12,212
Gain on sale of loans	9,842	7,367	6,089
Gain on sale of investments	2,225	2,041	3,328
Other income	1,715	1,355	4,450
Total non-interest income	25,960	23,985	26,079
	$ 82,623	82,507	89,918

Net interest margin (tax-equivalent)	3.91%	4.19%	4.70%

($ in thousands)	$ Change from	$ Change from	% Change from	% Change from
	September 30,	December 31,	September 30,	December 31,
	2010	2009	2010	2009
Net interest income
Interest income	$ (3,020)	(9,029)	-4%	-12%
Interest expense	(1,161)	(1,853)	-9%	-13%
Total net interest income	(1,859)	(7,176)	-3%	-11%

Non-interest income
Service charges, loan fees, and other fees	(1,044)	(34)	-8%	0%
Gain on sale of loans	2,475	3,753	34%	62%
Gain on sale of investments	184	(1,103)	9%	-33%
Other income	360	(2,735)	27%	-61%
Total non-interest income	1,975	(119)	8%	0%
	$ 116	(7,295)	0%	-8%

Net Interest Income

Net interest income decreased $1.9 million from the prior quarter and decreased $7.2 million over prior year's fourth quarter.  The current quarter net interest margin as a percentage of earning assets, on a tax-equivalent basis, was 3.91 percent which is 28 basis points lower than the 4.19 percent for the prior quarter which includes a 6 basis points reduction from the reversal of interest on non-accrual loans.  The net interest margin for the current quarter is 79 basis points lower than the 4.70 percent result for the fourth quarter of 2009.

The decrease in interest income is primarily due to a lower yield and volume of loans.  In addition, the Company purchased a significant amount of investment securities, 82 percent of which were U.S. Agency-issued mortgage-backed securities, such securities purchased at a premium in order to achieve the structure desired.  The recent increase in refinance activity caused a significant increase in premium amortization of the mortgage-backed securities portfolio during the quarter, the effect of which caused a decrease in interest income and a significant drop in the net interest margin.  As the refinance activity funnels through the mortgage-backed securities portfolio, the premium amortization is expected to slow.  The decrease in interest expense is primarily attributable to the rate decreases on interest bearing deposits and lower cost borrowings. "The additional premium amortization in the quarter resulted in a 28 basis point reduction in the net interest margin compared to the prior quarter and a 56 basis point reduction from the year ago quarter," said Ron Copher, Chief Financial Officer.

Non-interest Income

Non-interest income for the quarter totaled $26.0 million, an increase of $2.0 million over the prior quarter and a decrease of $119 thousand over the same quarter last year.  Fee income of $12.2 million decreased $1.0 million, or 8 percent, during the quarter.  The decrease from the prior quarter was primarily due to seasonal factors and higher volumes occurring in the third quarter historically.  Gain on sale of loans increased $2.5 million, or 34 percent, over the prior quarter and $3.8 million, or 62 percent, over prior year's fourth quarter, primarily the result of significant mortgage purchase and refinance activity during the fourth quarter of 2010.  "The banks continued to focus on their mortgage lending activity during the recent refinancing 'boomlet' as reflected in the strong mortgage fee income achieved for the quarter," said Ron Copher, Chief Financial Officer.  Net gain on sale of investments was $2.2 million for the current quarter compared to $2.0 million for the previous quarter and $3.3 million for the prior year's fourth quarter.  Such sales were executed with the proceeds used to purchase securities that enable the investment portfolio to perform well across varying interest rate scenarios.  Other income of $1.7 million for the current quarter is an increase of $360 thousand from the prior quarter, such increase includes the $194 thousand gain in the fourth quarter sale of 1st Bank's merchant card servicing portfolio.  Other income in the prior year's fourth quarter included a $3.5 million one-time bargain purchase gain from the acquisition of First National Bank and Trust ("First National").  Excluding the bargain purchase gain, other income increased $747 thousand from the prior year's fourth quarter.

Non-interest expense summary	Three months ended
(Unaudited - $ in thousands)	December 31,	September 30,	December 31,
	2010	2010	2009
Compensation and employee benefits and related expense	$ 22,485	$ 22,235	$ 21,376
Occupancy and equipment expense	6,291	6,034	6,130
Advertising and promotions	1,683	1,912	1,435
Outsourced data processing expense	852	750	850
Core deposit intangibles amortization	758	801	822
Other real estate owned expense	2,847	9,655	3,370
Federal Deposit Insurance premiums	2,123	2,633	1,940
Other expenses	8,697	7,995	8,410
Total non-interest expense	$ 45,736	$ 52,015	$ 44,333

(Unaudited - $ in thousands)	$ Change from	$ Change from	% Change from	% Change from
	September 30,	December 31,	September 30,	December 31,
	2010	2009	2010	2009
Compensation and employee benefits and related expense	$ 250	$ 1,109	1%	5%
Occupancy and equipment expense	257	161	4%	3%
Advertising and promotions	(229)	248	-12%	17%
Outsourced data processing expense	102	2	14%	0%
Core deposit intangibles amortization	(43)	(64)	-5%	-8%
Other real estate owned expense	(6,808)	(523)	-71%	-16%
Federal Deposit Insurance premiums	(510)	183	-19%	9%
Other expenses	702	287	9%	3%
Total non-interest expense	$ (6,279)	$ 1,403	-12%	3%

Non-interest Expense

Non-interest expense of $45.7 million for the quarter decreased by $6.3 million, or 12 percent, from the prior quarter and increased $1.4 million, or 3 percent, from the prior year fourth quarter.  Compensation and employee benefits of $22.5 million increased $1.1 million, or 5 percent, from the prior year fourth quarter and is primarily due to the increased number of full-time equivalent employees, which increased from 1,643 to 1,674 since the end of the 2009 fourth quarter.

Occupancy and equipment expense increased $257 thousand, or 4 percent, from the prior quarter and increased $161 thousand, or 3 percent, from the prior year fourth quarter.  Advertising and promotion expense decreased $229 thousand, or 12 percent, from the prior quarter.  The third quarters advertising expense was abnormally high due to the aggressive marketing relating to the other real estate owned.  Advertising and promotion expense increased $248 thousand, or 17 percent, from the fourth quarter of 2009.  Other real estate owned expenses decreased $6.8 million, or 71 percent, from the prior quarter which included $6.4 million in fair value write-downs.  Other real estate owned expenses decreased $523 thousand, or 16 percent, from prior year fourth quarter.  The current quarter other real estate owned expense of $2.8 million included $1.7 million of operating expenses, $707 thousand of fair value write-downs, and $365 thousand of loss on sale of other real estate owned.  FDIC premiums decreased $510 thousand, or 19 percent, from prior quarter and increased $183 thousand, or 9 percent, from the prior year fourth quarter.  Other expenses increased $702 thousand, or 9 percent, from the prior quarter and increased $287 thousand, or 3 percent, from the prior year fourth quarter.

Efficiency Ratio

In 2010, the Company revised the efficiency ratio calculation to be consistent with industry reporting by SNL Financial and has also revised the efficiency ratio reported for all prior periods.  The efficiency ratio is now calculated as non-interest expense before other real estate owned expenses, core deposit intangible amortization, and non-recurring expense items as a percentage of fully taxable equivalent net interest income and non-interest income, excluding gains and losses on sale of investment securities, other real estate owned income, and non-recurring income items.  The efficiency ratio for the quarter was 52 percent compared to 47 percent for the prior year fourth quarter.  The increase resulted from continuing pressure on net interest income in the current low interest rate environment coupled with increases in operating expenses.

Operating Results for Twelve Months Ended December 31, 2010 Compared to December 31, 2009
Revenue summary	Twelve months ended		$ Change From	% Change From
(Unaudited - $ in thousands)	December 31,	December 31,	December 31,	December 31,
	2010	2009	2009	2009
Net interest income
Interest income	$ 288,402	$ 302,494	$ (14,092)	-5%
Interest expense	53,634	57,167	(3,533)	-6%
Net interest income	234,768	245,327	(10,559)	-4%

Non-interest income
Service charges, loan fees, and other fees	47,946	45,871	2,075	5%
Gain on sale of loans	27,233	26,923	310	1%
Gain on sale of investments	4,822	5,995	(1,173)	-20%
Other income	7,545	7,685	(140)	-2%
Total non-interest income	87,546	86,474	1,072	1%
	$ 322,314	$ 331,801	$ (9,487)	-3%

Net interest margin (tax-equivalent)	4.21%	4.82%

Net Interest Income

Net interest income for the year decreased $10.6 million, or 4 percent, over 2009.  Total interest income decreased $14 million, or 5 percent, while total interest expense decreased $3.5 million, or 6 percent.  The net interest margin as a percentage of earning assets, on a tax equivalent basis, decreased 61 basis points from 4.82 percent for 2009 to 4.21 percent for 2010 which includes a 6 basis points reduction from the reversal of interest on non-accrual loans.  As previously discussed, the continuing decrease in lower yield and volume loans coupled with an increase in lower yielding investment securities continues to put pressure on both the interest income and net interest margin.

Non-interest Income

Non-interest income increased for the year by $1.0 million over the same period in 2009.  Fee income for 2010 increased $2.1 million, or 5 percent, compared to the prior year primarily from an increase in debit card income.  Gain on sale of loans has remained at historical highs of $27.2 million for the year, which is an increase of $310 thousand, or 1 percent, over last year.  Included in current year other income is $2.0 million in one-time gains on merchant card servicing portfolios and included in prior year other income is $3.5 million in a one-time bargain purchase gain from the acquisition of First National.  Excluding one-time gains, other income increased $1.3 million over the same period in 2009, much of which related to income and gain on sale of other real estate owned.

Non-interest expense summary	Twelve months ended		$ Change From	% Change From
(Unaudited - $ in thousands)	December 31,	December 31,	December 31,	December 31,
	2010	2009	2009	2009
Compensation and employee benefits and related expense	$ 87,728	$ 84,965	$ 2,763	3%
Occupancy and equipment expense	24,261	23,471	790	3%
Advertising and promotions	6,831	6,477	354	5%
Outsourced data processing expense	3,057	3,031	26	1%
Core deposit intangibles amortization	3,180	3,116	64	2%
Other real estate owned expense	22,193	9,092	13,101	144%
Federal Deposit Insurance premiums	9,121	8,639	482	6%
Other expenses	31,577	30,027	1,550	5%
Total non-interest expense	$ 187,948	$ 168,818	$ 19,130	11%

Non-interest Expense

Non-interest expense for 2010 increased by $19.1 million, or 11 percent, from the same period last year.  Compensation and employee benefits increased $2.8 million, or 3 percent, from 2009 which relates to the increase in full-time equivalent employees including the addition of First National employees in October 2009.  Occupancy and equipment expense increased $790 thousand, or 3 percent, from 2009.  Advertising and promotion expense increased by $354 thousand, or 5 percent, from 2009.  The primary category that saw much higher expense was the other real estate owned which increased $13.1 million, or 144 percent, from the prior year.  The other real estate owned expenses of $22.2 million for 2010 included $5.1 million of operating expenses, $10.4 million of fair value write-downs, and $6.7 million of loss on sale of other real estate owned.  FDIC premiums increased $482 thousand, or 6 percent, from the prior year which included a second quarter special assessment of $2.5 million.  Other expense increased $1.6 million, or 5 percent, from the prior year.

Allowance for Loan and Lease Losses

The provision for loan loss expense was $84.7 million for 2010, a decrease of $39.9 million, or 32 percent, from the same period in 2009.  Net charged-off loans during the year ended December 31, 2010 was $90.5 million, an increase of $32.1 million from the same period in 2009.

Efficiency Ratio

The efficiency ratio for 2010 was 50 percent compared to 46 percent for 2009.  The increase in efficiency ratio resulted from continuing pressure on net interest income in the current low interest rate environment coupled with small increases in operating expenses.

About Glacier Bancorp, Inc.

Glacier Bancorp, Inc. is a regional multi-bank holding company providing commercial banking services in 60 communities in Montana, Idaho, Utah, Washington, Wyoming and Colorado.  Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and conducts its operations principally through eleven community bank subsidiaries. These subsidiaries include: six banks domiciled in Montana - Glacier Bank of Kalispell, First Security Bank of Missoula, Valley Bank of Helena, Big Sky Western Bank of Bozeman, Western Security Bank of Billings, and First Bank of Montana of Lewistown; two banks domiciled in Idaho - Mountain West Bank of Coeur d'Alene and Citizens Community Bank of Pocatello; two banks domiciled in Wyoming - 1st Bank of Evanston and First National Bank & Trust of Powell; and one bank domiciled in Colorado - Bank of the San Juans of Durango.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about management's plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "should," "projects," "seeks," "estimates" or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

  the risks associated with lending and potential adverse changes of the credit quality of loans in the Company's portfolio, including as a result of declines in the housing and real estate markets in its geographic areas;
  increased loan delinquency rates;
  the risks presented by a continued economic downturn, which could adversely affect credit quality, loan collateral values, other real estate owned values, investment values, liquidity and capital levels, dividends and loan originations;
  changes in market interest rates, which could adversely affect the Company's net interest income and profitability;
  legislative or regulatory changes that adversely affect the Company's business, ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;
  costs or difficulties related to the integration of acquisitions;
  the goodwill recorded in connection with acquisitions could become impaired, which may have an adverse impact on the Company's earnings and capital;
  reduced demand for banking products and services;
  the risks presented by public stock market volatility, which could adversely affect the Company's stock value and the ability to raise capital in the future;
  competition from other financial services companies in our markets; and
  the Company's success in managing risks involved in the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved.

Visit our website at www.glacierbancorp.com

Glacier Bancorp, Inc.
Consolidated Condensed Statements of Financial Condition
(Unaudited - $ in thousands except per share data)	December 31,	December 31,
	2010	2009
Assets:
Cash on hand and in banks	$71,465	120,731
Federal funds sold	-	87,155
Interest bearing cash deposits	33,394	2,689
Cash and cash equivalents	104,859	210,575

Investment securities, available-for-sale	2,461,119	1,506,394

Loans held for sale	76,213	66,330
Loans receivable	3,749,289	4,063,915
Allowance for loan and lease losses	(137,107)	(142,927)
Loans receivable, net	3,688,395	3,987,318

Premises and equipment, net	152,492	140,921
Other real estate owned	73,485	57,320
Accrued interest receivable	30,246	29,729
Deferred tax asset	40,284	41,082
Core deposit intangible, net	10,757	13,937
Goodwill	146,259	146,259
Other assets	51,391	58,260
Total assets	$6,759,287	6,191,795

Liabilities:
Non-interest bearing deposits	$855,829	810,550
Interest bearing deposits	3,666,073	3,289,602
Federal Home Loan Bank advances	965,141	790,367
Securities sold under agreements to repurchase	249,403	212,506
Federal Reserve Bank discount window	-	225,000
Other borrowed funds	20,005	13,745
Accrued interest payable	7,245	7,928
Subordinated debentures	125,132	124,988
Other liabilities	32,255	31,219
Total liabilities	5,921,083	5,505,905

Stockholders' equity:
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $0.01 par value per share, 117,187,500 shares authorized	719	616
Paid-in capital	643,894	497,493
Retained earnings - substantially restricted	193,063	188,129
Accumulated other comprehensive income (loss)	528	(348)
Total stockholders' equity	838,204	685,890
Total liabilities and stockholders' equity	$6,759,287	6,191,795

Number of shares outstanding	71,915,073	61,619,803
Book value of equity per share	11.66	11.13

Glacier Bancorp, Inc.
Consolidated Condensed Statements of Operations

(Unaudited - $ in thousands except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2010	2009	2010	2009
Interest income:
Residential real estate loans	$10,780	12,956	45,401	54,498
Commercial loans	34,452	39,278	143,861	151,580
Consumer and other loans	10,171	11,213	42,130	44,844
Investment securities	13,680	14,665	57,010	51,572
Total interest income	69,083	78,112	288,402	302,494

Interest expense:
Deposits	7,903	9,630	35,598	38,429
Federal Home Loan Bank advances	2,440	2,194	9,523	7,952
Securities sold under agreements to repurchase	380	557	1,607	2,007
Subordinated debentures	1,655	1,594	6,622	6,818
Other borrowed funds	42	298	284	1,961
Total interest expense	12,420	14,273	53,634	57,167

Net interest income	56,663	63,839	234,768	245,327
Provision for loan losses	27,375	36,713	84,693	124,618
Net interest income after provision for loan losses	29,288	27,126	150,075	120,709

Non-interest income:
Service charges and other fees	10,923	10,627	43,040	40,465
Miscellaneous loan fees and charges	1,255	1,585	4,906	5,406
Gain on sale of loans	9,842	6,089	27,233	26,923
Gain on sale of investments	2,225	3,328	4,822	5,995
Other income	1,715	4,450	7,545	7,685
Total non-interest income	25,960	26,079	87,546	86,474

Non-interest expense:
Compensation, employee benefits and related expense	22,485	21,376	87,728	84,965
Occupancy and equipment expense	6,291	6,130	24,261	23,471
Advertising and promotions	1,683	1,435	6,831	6,477
Outsourced data processing expense	852	850	3,057	3,031
Core deposit intangibles amortization	758	822	3,180	3,116
Other real estate owned expense	2,847	3,370	22,193	9,092
Federal Deposit Insurance Corporation premiums	2,123	1,940	9,121	8,639
Other expenses	8,697	8,410	31,577	30,027
Total non-interest expense	45,736	44,333	187,948	168,818
Earnings before income taxes	9,512	8,872	49,673	38,365

Federal and state income tax (benefit) expense	(81)	(602)	7,343	3,991
Net earnings	$9,593	9,474	42,330	34,374

Basic earnings per share	0.13	0.15	0.61	0.56
Diluted earnings per share	0.13	0.15	0.61	0.56
Dividends declared per share	0.13	0.13	0.52	0.52
Return on average assets (annualized)	0.58%	0.62%	0.67%	0.60%
Return on average equity (annualized)	4.47%	5.43%	5.18%	4.97%
Average outstanding shares - basic	71,915,073	61,619,803	69,657,980	61,529,944
Average outstanding shares - diluted	71,915,073	61,619,803	69,660,345	61,531,640

Glacier Bancorp, Inc.
Average Balance Sheet

	For the Three months ended 12/31/10			For the Year ended 12/31/10
(Unaudited - $ in thousands)		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/
Assets:	Balance	Dividends	Rate	Balance	Dividends	Rate
Residential real estate loans	$ 763,474	$ 10,780	5.65%	$ 772,074	$ 45,401	5.88%
Commercial loans	2,445,281	34,452	5.59%	2,542,186	143,861	5.66%
Consumer and other loans	665,105	10,171	6.07%	684,752	42,130	6.15%
Total loans	3,873,860	55,403	5.67%	3,999,012	231,392	5.79%
Tax-exempt investment securities (1)	495,415	5,941	4.80%	479,640	23,351	4.87%
Other investment securities (2)	1,692,494	7,739	1.83%	1,378,468	33,659	2.44%
Total Earning Assets	6,061,769	69,083	4.52%	5,857,120	288,402	4.92%
Goodwill and core deposit intangible	157,446			158,636
Non-earning assets	317,743			291,284
Total assets	$ 6,536,958			$ 6,307,040

Liabilities:
NOW accounts	$ 734,571	$ 516	0.28%	$ 718,175	$ 2,545	0.35%
Savings accounts	360,645	157	0.17%	345,297	725	0.21%
Money market accounts	874,934	1,313	0.60%	848,495	6,975	0.82%
Certificates accounts	1,088,345	5,021	1.83%	1,082,428	21,016	1.94%
Wholesale deposits (3)	533,626	896	0.67%	533,476	4,337	0.81%
FHLB advances	793,666	2,440	1.22%	691,969	9,523	1.38%
Repurchase agreements and other borrowed funds	387,571	2,077	2.13%	407,516	8,513	2.09%
Total interest bearing liabilities	4,773,358	12,420	1.03%	4,627,356	53,634	1.16%
Non-interest bearing deposits	882,367			830,513
Other liabilities	30,479			31,675
Total Liabilities	5,686,204			5,489,544

Stockholders' equity:
Common stock	719			697
Paid-in capital	643,758			611,577
Retained earnings	197,013			196,785
Accumulated other comprehensive income	9,264			8,437
Total stockholders' equity	850,754			817,496
Total liabilities and stockholders' equity	$ 6,536,958			$ 6,307,040

Net interest income		$ 56,663			$ 234,768
Net interest spread			3.49%			3.76%
Net interest margin			3.71%			4.01%
Net interest margin (tax-equivalent)			3.91%			4.21%

(1) Excludes tax effect of $2,630,000 and $10,338,000 on tax-exempt investment security income for the quarter and year ended December 31, 2010 respectively.
(2) Excludes tax effect of $396,000 and $1,503,000 on investment security tax credits for the quarter and year ended December 31, 2010 respectively.
(3) Wholesale deposits include brokered deposits classified as NOW, money market demand, and CD's.

Glacier Bancorp, Inc.
Loan Portfolio - by Regulatory Classification
(Unaudited - $ in thousands)

	Loans Receivable, Gross by Bank			% Change	% Change
	Balance	Balance	Balance	from	from
	12/31/2010	9/30/2010	12/31/2009	9/30/2010	12/31/2009
Glacier	$866,097	891,508	942,254	-3%	-8%
Mountain West	821,135	884,648	957,451	-7%	-14%
First Security	571,925	575,980	566,713	-1%	1%
Western	305,977	322,452	323,375	-5%	-5%
1st Bank	266,505	275,650	296,913	-3%	-10%
Valley	183,003	194,705	187,283	-6%	-2%
Big Sky	249,593	259,474	270,970	-4%	-8%
First National	143,224	151,134	153,058	-5%	-6%
Citizens	168,972	173,941	166,049	-3%	2%
First Bank - MT	109,310	114,665	117,017	-5%	-7%
San Juans	143,574	143,616	149,162	0%	-4%
Eliminations	(3,813)	(3,813)	-	0%	n/m
Total	$3,825,502	3,983,960	4,130,245	-4%	-7%

	Land, Lot and Other Construction Loans by Bank			% Change	% Change
	Balance	Balance	Balance	from	from
	12/31/2010	9/30/2010	12/31/2009	9/30/2010	12/31/2009
Glacier	$148,319	150,167	165,734	-1%	-11%
Mountain West	147,991	173,543	217,078	-15%	-32%
First Security	72,409	74,168	71,404	-2%	1%
Western	29,535	30,552	32,045	-3%	-8%
1st Bank	29,714	29,520	36,888	1%	-19%
Valley	12,816	13,423	14,704	-5%	-13%
Big Sky	53,648	56,440	71,365	-5%	-25%
First National	12,341	12,630	10,247	-2%	20%
Citizens	12,187	12,622	13,263	-3%	-8%
First Bank - MT	830	799	1,010	4%	-18%
San Juans	30,187	31,389	39,621	-4%	-24%
Total	$549,977	585,253	673,359	-6%	-18%

	Land, Lot and Other Construction Loans by Bank, by Type at 12/31/10
		Consumer		Developed	Commercial
	Land	Land or	Unimproved	Lots for	Developed	Other
	Development	Lot	Land	Operative Builders	Lot	Construction
Glacier	$62,719	27,686	40,032	8,901	6,686	2,295
Mountain West	32,250	61,338	12,225	18,488	8,609	15,081
First Security	26,258	6,666	19,327	4,510	497	15,151
Western	14,815	5,234	3,929	589	1,815	3,153
1st Bank	7,486	9,920	3,494	281	2,046	6,487
Valley	2,142	4,925	1,063	55	3,381	1,250
Big Sky	19,714	16,115	8,807	651	2,354	6,007
First National	1,879	3,906	1,634	407	2,138	2,377
Citizens	2,690	2,155	2,438	50	682	4,172
First Bank - MT	-	83	747	-	-	-
San Juans	3,431	15,881	2,163	-	7,628	1,084
Total	$173,384	153,909	95,859	33,932	35,836	57,057

						Custom &
	Residential Construction Loans by Bank, by Type			% Change	% Change	Owner	Pre-Sold
	Balance	Balance	Balance	from	from	Occupied	& Spec
	12/31/2010	9/30/2010	12/31/2009	9/30/2010	12/31/2009	12/31/2010	12/31/2010
Glacier	$34,526	42,975	57,183	-20%	-40%	$6,993	27,533
Mountain West	21,375	22,829	57,437	-6%	-63%	7,718	13,657
First Security	10,123	12,375	19,664	-18%	-49%	3,890	6,233
Western	1,350	1,294	2,245	4%	-40%	622	728
1st Bank	6,611	10,037	17,633	-34%	-63%	4,342	2,269
Valley	4,950	5,550	5,170	-11%	-4%	3,708	1,242
Big Sky	11,004	13,724	20,679	-20%	-47%	459	10,545
First National	1,958	2,105	2,612	-7%	-25%	1,474	484
Citizens	9,441	11,175	13,211	-16%	-29%	4,425	5,016
First Bank - MT	502	135	234	272%	115%	502	-
San Juans	7,018	8,421	13,811	-17%	-49%	6,896	122
Total	$108,858	130,620	209,879	-17%	-48%	$41,029	67,829

n/m - not measurable

Glacier Bancorp, Inc.
Loan Portfolio - by Regulatory Classification (continued)
(Unaudited - $ in thousands)

	Single Family Residential Loans by Bank, by Type			% Change	% Change	1st	Junior
	Balance	Balance	Balance	from	from	Lien	Lien
	12/31/2010	9/30/2010	12/31/2009	9/30/2010	12/31/2009	12/31/2010	12/31/2010
Glacier	$187,683	193,110	204,789	-3%	-8%	166,370	21,313
Mountain West	282,429	297,676	278,158	-5%	2%	243,890	38,539
First Security	92,011	93,629	82,141	-2%	12%	78,208	13,803
Western	42,070	56,914	50,502	-26%	-17%	39,909	2,161
1st Bank	59,337	59,102	65,555	0%	-9%	54,686	4,651
Valley	60,085	66,344	66,644	-9%	-10%	49,773	10,312
Big Sky	32,496	34,895	33,308	-7%	-2%	29,239	3,257
First National	13,948	15,169	19,239	-8%	-28%	10,678	3,270
Citizens	19,885	25,940	20,937	-23%	-5%	18,254	1,631
First Bank - MT	8,618	9,314	10,003	-7%	-14%	7,509	1,109
San Juans	29,124	29,164	22,811	0%	28%	27,260	1,864
Total	$827,686	881,257	854,087	-6%	-3%	725,776	101,910

	Commercial Real Estate Loans by Bank, by Type			% Change	% Change	Owner	Non-Owner
	Balance	Balance	Balance	from	from	Occupied	Occupied
	12/31/2010	9/30/2010	12/31/2009	9/30/2010	12/31/2009	12/31/2010	12/31/2010
Glacier	$224,215	228,090	232,552	-2%	-4%	117,371	106,844
Mountain West	206,732	221,761	230,383	-7%	-10%	132,051	74,681
First Security	227,662	225,806	224,425	1%	1%	152,844	74,818
Western	103,443	104,052	107,173	-1%	-3%	56,767	46,676
1st Bank	58,353	61,460	64,008	-5%	-9%	43,725	14,628
Valley	50,325	51,985	48,144	-3%	5%	31,779	18,546
Big Sky	88,135	90,337	82,303	-2%	7%	53,420	34,715
First National	27,609	28,336	26,703	-3%	3%	21,967	5,642
Citizens	61,737	60,070	55,660	3%	11%	44,914	16,823
First Bank - MT	17,492	17,095	18,827	2%	-7%	11,085	6,407
San Juans	50,066	49,530	47,838	1%	5%	29,519	20,547
Total	$1,115,769	1,138,522	1,138,016	-2%	-2%	695,442	420,327

	Consumer Loans by Bank, by Type			% Change	% Change	Home Equity	Other
	Balance	Balance	Balance	from	from	Line of Credit	Consumer
	12/31/2010	9/30/2010	12/31/2009	9/30/2010	12/31/2009	12/31/2010	12/31/2010
Glacier	$150,082	155,150	162,723	-3%	-8%	136,626	13,456
Mountain West	70,304	71,818	71,702	-2%	-2%	61,935	8,369
First Security	71,677	74,765	78,345	-4%	-9%	46,368	25,309
Western	43,081	46,772	48,946	-8%	-12%	30,382	12,699
1st Bank	40,021	41,937	46,455	-5%	-14%	16,566	23,455
Valley	23,745	25,204	24,625	-6%	-4%	14,780	8,965
Big Sky	27,733	27,462	28,903	1%	-4%	24,605	3,128
First National	24,217	26,416	27,320	-8%	-11%	14,948	9,269
Citizens	29,040	30,566	29,253	-5%	-1%	23,002	6,038
First Bank - MT	8,005	7,937	7,650	1%	5%	3,940	4,065
San Juans	14,848	13,900	14,189	7%	5%	13,683	1,165
Total	$502,753	521,927	540,111	-4%	-7%	386,835	115,918

Glacier Bancorp, Inc.
Credit Quality Summary
(Unaudited - $ in thousands)

				Non-	Accruing	Other
	Non-Performing Assets, by Loan Type			Accruing	Loans 90 Days or	Real Estate
	Balance	Balance	Balance	Loans	More Overdue	Owned
	12/31/2010	9/30/2010	12/31/2009	12/31/2010	12/31/2010	12/31/2010
Custom & owner occupied construction	$2,575	4,126	3,281	1,908	-	667
Pre-sold & spec construction	16,071	19,628	29,580	10,577	-	5,494
Land development	83,989	81,505	88,488	55,938	-	28,051
Consumer land or lots	12,543	11,488	10,120	8,150	40	4,353
Unimproved land	44,116	40,082	32,453	28,958	-	15,158
Developed lots for operative builders	7,429	8,721	11,565	5,378	-	2,051
Commercial lots	3,110	3,219	909	2,933	-	177
Other construction	3,837	3,485	-	3,837	-	-
Commercial real estate	36,978	30,107	32,300	26,522	731	9,725
Commercial & industrial	13,127	14,005	12,271	10,997	1,906	224
Agriculture loans	5,253	5,645	283	4,723	125	405
1-4 Family	34,791	31,782	30,868	28,479	878	5,434
Home equity line of credits	4,805	5,446	6,234	3,371	788	646
Consumer	446	746	1,042	150	24	272
Other	1,451	1,485	1,744	584	39	828
Total	$270,521	261,470	261,138	192,505	4,531	73,485

					Non-Accrual &
	Accruing 30-89 Days Delinquent Loans and			Accruing	Accruing Loans	Other
	Non-Performing Assets, by Bank			30-89 Days	90 Days or	Real Estate
	Balance	Balance	Balance	Overdue	More Overdue	Owned
	12/31/2010	9/30/2010	12/31/2009	12/31/2010	12/31/2010	12/31/2010
Glacier	$75,869	77,144	97,666	10,188	57,659	8,022
Mountain West	83,872	71,780	109,187	9,830	65,170	8,872
First Security	59,770	55,627	59,351	11,493	35,782	12,495
Western	11,237	10,293	9,315	1,917	6,209	3,111
1st Bank	16,686	18,166	21,117	4,349	3,468	8,869
Valley	1,900	1,916	2,542	723	1,049	128
Big Sky	21,739	23,882	31,711	3,143	10,068	8,528
First National	9,901	10,519	9,290	694	9,188	19
Citizens	8,000	7,989	5,340	1,216	4,936	1,848
First Bank - MT	553	669	800	299	254	-
San Juans	6,549	5,252	2,310	1,645	3,253	1,651
GORE	19,942	19,156	-	-	-	19,942
Total	$316,018	302,393	348,629	45,497	197,036	73,485

					Provision for
				Provision for	the Year-to-Date	ALLL
	Allowance for Loan and Lease Losses			Year-to-Date	Ended 12/31/10	as a Percent
	Balance	Balance	Balance	Ended	Over Net	of Loans
	12/31/2010	9/30/2010	12/31/2009	12/31/2010	Charge-Offs	12/31/2010
Glacier	$34,701	34,936	38,978	20,050	0.8	4.01%
Mountain West	35,064	28,963	37,551	45,000	0.9	4.27%
First Security	19,046	19,007	18,242	8,100	1.1	3.33%
Western	7,606	8,719	8,762	950	0.5	2.49%
1st Bank	10,467	11,224	10,895	2,150	0.8	3.93%
Valley	4,651	4,752	4,367	500	2.3	2.54%
Big Sky	9,963	10,450	10,536	3,475	0.9	3.99%
First National	2,527	2,498	1,679	1,453	2.4	1.76%
Citizens	5,502	6,000	4,865	2,000	1.5	3.26%
First Bank - MT	3,020	3,070	2,904	265	1.8	2.76%
San Juans	4,560	4,638	4,148	750	2.2	3.18%
Total	$137,107	134,257	142,927	84,693	0.9	3.58%

Glacier Bancorp, Inc.
Credit Quality Summary (continued)
(Unaudited - $ in thousands)

	Net Charge-Offs, Year-to-Date Period Ending, By Bank			Charge-Offs	Recoveries
	12/31/2010	9/30/2010	12/31/2009	12/31/2010	12/31/2010
Glacier	$24,327	22,342	12,012	24,783	456
Mountain West	47,487	31,888	28,931	48,221	734
First Security	7,296	4,335	3,745	8,509	1,213
Western	2,106	743	1,500	2,202	96
1st Bank	2,578	1,821	5,917	3,176	598
Valley	216	115	414	229	13
Big Sky	4,048	2,986	4,896	4,216	168
First National	605	634	4	681	76
Citizens	1,363	765	656	1,379	16
First Bank - MT	149	99	26	165	16
San Juans	338	260	329	389	51
Total	$90,513	65,988	58,430	93,950	3,437

	Net Charge-Offs (Recoveries), Year-to-Date
	Period Ending, By Loan Type			Charge-Offs	Recoveries
	12/31/2010	9/30/2010	12/31/2009	12/31/2010	12/31/2010
Residential construction	$7,147	6,248	13,455	7,432	285
Land, lot and other construction	51,580	37,456	28,310	52,671	1,091
Commercial real estate	10,181	7,965	1,187	10,404	223
Commercial and industrial	5,612	4,010	3,610	6,490	878
1-4 Family	9,897	6,771	7,242	10,414	517
Home equity lines of credit	4,496	2,987	2,357	4,535	39
Consumer	951	583	1,895	1,312	361
Other	649	(32)	374	692	43
Total	$90,513	65,988	58,430	93,950	3,437

CONTACT:  Michael J. Blodnick, +1-406-751-4701, or Ron J. Copher, +1-406-751-7706, both of Glacier Bancorp, Inc.